Exhibit 10.1

TERMINATION AGREEMENT

This Termination Agreement (this “Agreement”) is entered into as of November 10, 2008 by and among IdentiPHI, Inc., a Delaware corporation (the “Company”) and Key Ovation, LLC (“Key Ovation”).

RECITALS

WHEREAS, the Company issued that certain Secured Promissory Note, dated as of March 12, 2008 (the “March Note”), to Zaychan Pty Limited (“Zaychan”) in the principal amount of up to AUD$1,750,000 and pursuant to which the Company granted Zaychan a security interest in certain assets of the Company; and

WHEREAS, the Company, Key Ovation and Zaychan entered into that certain Renewal, Modification and Extension of Promissory Note, dated as of June 30, 2008 (the “Renewal Agreement”), pursuant to which Zaychan assigned all of its rights and interest under the Secured Note to Key Ovation; and

WHEREAS, in connection with the execution of the Renewal Agreement, the Company and Key Ovation entered into that certain Security Agreement, dated as of June 30, 2008 (the “Security Agreement”), pursuant to which the Company granted Key Ovation a security interest in certain assets of the Company; and

WHEREAS, the Company and Key Ovation entered into subsequent amendments to the March Note and agree that the aggregate principal and accrued and unpaid interest as of November 1, 2008 is equal to Two Million One Hundred Fifty-Two Thousand Eight Hundred Six Dollars ($2,152,806.00); and

WHEREAS, the Company and Key Ovation desire to terminate and release their respective rights and obligations under the March Note (as amended through the date hereof) and the Renewal Agreement immediately prior to the issuance by the Company of that certain 8.0% Convertible Promissory Note in the aggregate principal amount of Two Million One Hundred Fifty-Two Thousand Eight Hundred Six Dollars ($2,152,806.00), in substantially the form of Exhibit A attached thereto (the “Convertible Note”), to Key Ovation; and

WHEREAS, the obligations under the Convertible Note shall be secured by certain of the Company’s assets as set forth in the Security Agreement, as amended on the date hereof.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Termination of March Note and Renewal Agreement. The Company and Key Ovation hereby irrevocably waive and terminate their respective rights and obligations under the March Note (as amended through the date hereof) and the Renewal Agreement and the transactions contemplated therein and release each other party from all rights and obligations under the March Note (as amended through the date hereof) and the Renewal Agreement and the transactions contemplated therein whether arising prior to, on, or after the date of the Convertible Note.

2. General Mutual Release. In consideration of the covenants and agreements contained herein, and on behalf of their respective affiliates, successors, administrators and assigns, (i) the Company hereby fully and forever releases and discharges Key Ovation (and its affiliates, successors, officers, directors, shareholders, agents and assigns), and (ii) Key Ovation hereby fully and forever releases and discharges the Company (and its affiliates, successors, officers, directors, stockholders, agents and assigns), from any and all claims, demands, liabilities, obligations, responsibilities, suits, actions and causes of action, whether liquidated or unliquidated, fixed or contingent, known or unknown, past, present or future, or otherwise, arising out of or relating to the March Note or the Renewal Agreement and the transactions contemplated therein.

3. Warranties and Representations. The Company and Key Ovation each hereby represent and warrant that it has the power and authority to enter into this Agreement and take the actions contemplated hereunder.

4. Other Agreements. The Company and Key Ovation each acknowledge that this Agreement shall not affect any other agreements between the Company and Key Ovation or their respective affiliates.

5. Headings. Headings in this Agreement are for convenience of reference only and are not part of the substance hereof.

6. Counterparts. This Agreement may be executed in identical original counterparts, each of which will be deemed to be an original and taken together shall constitute one and the same instrument.

7. Entire Agreement. This Agreement constitutes the final agreement of the parties hereto with respect to the subject matter hereof and supersedes any prior agreement or understanding, written or oral, with respect to the matters contained herein.

8. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware (without regard to choice of law provisions).

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IN WITNESS WHEREOF, the parties hereto have caused this Termination Agreement to be executed by their respective officers thereunder duly authorized, as of the date first above written.

IDENTIPHI, INC.

By:
Name:
Title:

KEY OVATION, LLC

By:
Name:
Title:

EXHIBIT A

FORM OF 8.0% CONVERTIBLE PROMISSORY NOTE